Exhibit 23.1

             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the inclusion of our report dated April 14, 2005 regarding the financial statements of WidePoint Corporation, and to the use of our name under the caption entitled “Experts” in the Registration Statement on Form S-1 of WidePoint Corporation.

/s/  GRANT THORNTON LLP

GRANT THORNTON LLP

Chicago, Illinois

May 4, 2005